Exhibit 99.4

MOMENTIVE PERFORMANCE MATERIALS INC.

EXCHANGE OFFER FOR

$765,000,000 9 3/4 % SENIOR NOTES DUE 2014, $300,000,000 10 1/8%/10 7/8%

SENIOR TOGGLE NOTES DUE 2014 AND $500,000,000 11 1/2% SENIOR

SUBORDINATED NOTES DUE 2016

IN EXCHANGE FOR

A LIKE PRINCIPAL AMOUNT OF 9 3/4% SENIOR NOTES DUE 2014, 10 1/8%/10 7/8%

SENIOR TOGGLE NOTES DUE 2014 AND 11 1/2% SENIOR SUBORDINATED NOTES

DUE 2016 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

PURSUANT TO THE PROSPECTUS DATED                     , 2007

To Our Clients:

Enclosed for your consideration is a Prospectus dated                     , 2007 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Momentive Performance Materials Inc., a Delaware corporation (“Momentive”), to exchange an aggregate principal amount of up to $765,000,000 9 3/4% Senior Notes due 2014, $300,000,000 10 1/8%/10 7/8% Senior Toggle Notes due 2014 and $500,000,000 11 1/2% Senior Subordinated Notes due 2016 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, collectively the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part, for an equal principal amount of its outstanding 9 3/4% Senior Notes due 2014, 10 1/8%/10 7/8% Senior Toggle Notes due 2014 and 11 1/2% Senior Subordinated Notes due 2016 (the “Outstanding Notes”), that were issued and sold in integral multiples of $1,000 in excess of $2,000 in a transaction exempt from registration under the Securities Act.

The material is being forwarded to you as the beneficial owner of Outstanding Notes carried by us for your account or benefit but not registered in your name. A tender of any Outstanding Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, Momentive urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Outstanding Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2007, unless extended (the “Expiration Date”). Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the Exchange Notes for each $1,000 principal amount at maturity of the Outstanding Notes, subject to a minimum denomination of $2,000. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the Outstanding Notes for which they may be exchanged, except that the Exchange Notes generally will not be subject to transfer restrictions or be entitled to registration rights, and the Exchange Notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

2. The Exchange Offer is subject to certain conditions. See “The Exchange Offer—Conditions to the Exchange Offer” in the Prospectus.

3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on                     , 2007, unless extended.

4. Momentive has agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

5. Any transfer taxes incident to the exchange of Outstanding Notes under the Exchange Offer will be paid by Momentive, except as provided in the Prospectus and the Letter of Transmittal.

The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Outstanding Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

If you wish to have us tender any or all of your Outstanding Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of Momentive relating to the entire, in aggregate principal amount of its, $765,000,000 9 3/4% Senior Notes due 2014, $300,000,000

10 1/8%/10 7/8% Senior Toggle Notes due 2014 and $500,000,000 11 1/2% Senior Subordinated Notes due 2016, including the Prospectus and the Letter of Transmittal.

This form will instruct you to exchange the aggregate principal amount of Outstanding Notes indicated below (or, if no aggregate principal amount is indicated below, all Outstanding Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) that any Exchange Notes acquired in exchange for Outstanding Notes tendered thereby will have been acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned, (ii) that neither the holder of such Outstanding Notes nor any such other person is participating in or intends to participate in a distribution of such Exchange Notes within the meaning of the federal securities laws, or has an arrangement or understanding with any person or entity, including any of our affiliates, to participate in any distribution (within the meaning of Securities Act) of such Exchange Notes in violation of the Securities Act, (iii) that neither the holder of such Outstanding Notes nor any such other person is an affiliate, as defined in Rule 405 under the Securities Act, of the Company, or, if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act and (iv) that it is not acting on behalf of any person or entity who could not truthfully make the statements set forth in clauses (i), (ii) and (iii) above, (v) if it is a broker-dealer, it will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities and acknowledges that it will deliver a Prospectus; however, by so acknowledging that it will deliver, and by delivering, a Prospectus, it will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

In addition, if the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), that if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that the Outstanding Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Aggregate Principal Amount of Outstanding Notes to be Exchanged

$	Outstanding Notes

* I (we) understand that if I (we) sign these instruction forms without indicating an aggregate principal amount of Outstanding Notes in the space above, all Outstanding Notes held by you for my (our) account will be exchanged.

Signature(s)

Capacity (full title), if signing in a fiduciary or representative capacity

Name(s) and address, including zip code

Date:

Area Code and Telephone Number

Taxpayer Identification or Social Security Number